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                                       ids
                          INTELLIGENT DETECTION SYSTEMS

         EMPLOYMENT AGREEMENT

         THIS AGREEMENT Dated as of the 1st day of September 1998

         BETWEEN:

Mariusz Rybak, of the Town of Ottawa and the Province of Ontario in Canada (Here in called the "Executive")

         OF THE FIRST PART

         - and -

         IDS INTELLIGENT DETECTION SYSTEMS INC., a corporation incorporated under the laws of the Province of Ontario (hereinafter called the "Corporation")

         OF THE SECOND PART


         AND WHEREAS the Executive entered into a written Employment Agreement with the Corporation on October 15th, 1997.

         AND WHEREAS the Corporation wishes to continue to employ the Executive and the Executive wishes to be employed by the Corporation on the terms and conditions hereinafter provided:

         AND WHEREAS the Executive will receive, inter alia, increased salary and incentive compensation in consideration for executing the within Agreement.

         NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements in this Agreement, it is agreed by and between the Executive and the Corporation as follows:


         1.         EMPLOYMENT

                  The Executive shall serve the Corporation as Chairman, President & CEO of IDS and all of its subsidiaries and shall perform such duties and exercise such powers as may from time to time be assigned to or vested in him by The Board of Directors of the Corporation. In the capacity of Chairman, President & CEO, the Executive shall report directly to the Board of Directors. In a senior role there are no set


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                  working hours nor overtime or travel time as senior Executives are expected to dedicate as much time as is required to fulfil their responsibilities.

2.        TERM & SUCCESSION

         The employment of the Executive shall continue for an initial four (4) years (the "Initial Term") unless terminated earlier by the Corporation in accordance with the provisions hereof. Notwithstanding the termination of the Executive's employment hereunder, Sections 7.1,7.2,7.3,7.4, and 7.5 hereof shall continue to be in force.

         Following the completion of the Initial Term, this Agreement shall renew for a further three (3) year term in accordance with the provisions hereof. Notwithstanding the termination of the Executive's employment hereunder, Sections 7.1,7.2,7.3,7.4, and 7.5 hereof shall continue to be in force.

         Following the completion of the second (three year) term, this Agreement shall renew for successive one (1) year terms in accordance with the provisions hereof. Notwithstanding the termination of the Executive's employment hereunder, Sections 7.1,7.2,7.3,7.4, and 7.5 hereof shall continue to be in force.

         If within the first forty eight (48) months the Executive has not received a contract renewal for an additional three (3) year term, then the Executive will be entitled to receive 200,000 options of the Corporations stock at fair market value and discounted by 50%. These options shall be made available to the Executive forty-eight (48) months from the date of acceptance of this Employment Agreement.

         3.       REMUNERATION

         3.1      Salary and Bonus

         Except as the Corporation and the Executive may otherwise agree, in writing, the Executive shall be entitled to the following salary and bonus arrangement:

                  (a) The Executive shall receive a base salary of $275,000.00 Canadian per annum paid in biweekly installments (the "base salary"). The Base Salary shall be reviewed at least annually by the Compensation committee of the Corporation's Board of Directors to determine if an increase is appropriate, which increases shall be in the sole discretion of the Corporation's Compensation Committee: and

                  (b) The Executive shall receive a cash bonus of 75% of his annual base salary if certain targets are met. The Executive will receive 33% of his bonus which will be payable upon achieving the Board approved budget revenue target, and he will receive 66% of his bonus upon achieving the budgeted earnings per share targets. For revenue attained above the Board budget, the Executive will receive I % of revenue. The bonus for 1998 will be based on performance in the last two quarters of 1998 and


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therefore represent 50% of the total annual bonus entitlement as a percentage of salary; and

                  (c) The Executive shall be entitled to participate in any other bonus plan that may be administered by the Corporations' Board of Directors from time to time, in accordance with the terms of such plan.


         Subject to Board approval, the Executive may be entitled to participate in a Super Bonus Plan based on incremental revenue over and above the Corporate target. The Super Bonus Plan will be determined by the senior management acting on the Board's authority. The basis for the Super Bonus Plan for the last half of 1998 is set out in Appendix B.

         3.2      Benefits

         The Executive and his dependents shall be entitled to participation in the benefits offered by the Corporation including, in particular, the following benefits (the "Benefits"):

                  a) participation in the Corporation's medical and group health insurance plan (the "Plan"); participation in such improvement to the Plan as the Corporation may introduce from time to time; it is expressly understood and agreed that coverage under the Plan should continue while the Executive is employed and, subject to section 5 .3, for the twelve (12) month period following termination under Section 5.2; and

                  b)       Car allowance of $800.00 Canadian per month; and

                  c) Health club membership allowance not to exceed $50.00 Canadian per month upon presentation of valid receipt; and

                  d) The Corporation shall reimburse the Executive for his social club membership.

         3.3      Vacation

         The Executive shall be entitled to six (6) week's paid vacation per year. Such vacation will be taken at such time as is most convenient, considering the demands of the business of the corporation and the personal plan of the Executive. No vacation time will be carried over from one calendar year to another.

3.4      Stock Option Plan

         In addition to the stock options already granted to the Executive, the Executive will receive options to buy a further 120,000 of the Corporations shares under the IDS 1997 Stock Option Plan. The exercise price of these options will be $2.00 per share .The shares will vest over three years with 1/12 of the total options vesting at the end of every calendar


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         quarter starting from the completion of the first full calendar quarter ending after the date of this contract. Thus every calendar quarter 10,000 options will vest and be exercisable.

         4.       EXPENSES

         4.1      General

         The Corporation shall reimburse the Executive for all traveling and entertainment expenses and other disbursements actually and properly incurred by him in connection with his duties hereunder or otherwise properly incurred by him for and on behalf of the Corporation, upon presentation of reasonably acceptable evidence of the Executive having incurred such expenses and disbursements.

         4.2      Relocation Expenses

                  (a) The Corporation will arrange and pay for relocation of the Executive and his family from Ottawa to Toronto. This will include the packing and transporting of the Executive's personal effects to Toronto, including appliance disconnection and reconnection, transportation of personal vehicles and house cleaning.

                  (b) Real estate commissions and legal fees relating to the sale of the Executive's house not to exceed 6% of the sale value of the house. Alternatively, in the event that the Executive decides to rent out the house, the Corporation will pay the Executive $10,000.00 to cover the costs of finding tenants and employing a managing agent for the property.

                  (C) If necessary, the cost of temporary accommodation in Toronto for the Executive and his family while they secure permanent accommodation.

                  (d) The cost of airfare for the Executive and his family from Ottawa to Toronto. This will include two trips for the Executive and his family.

                  (e) The Executive will provide detailed receipts for all expenses outlined in 4.2 (a), (b), (c), and (d).


         5.       TERMINATION OF EMPLOYMENT

         5.1      Termination by Corporation for Cause

         The employment of the Executive may be terminated at any time by notice in writing from the Corporation to the Executive, for cause, in which event the Executive shall not be entitled to a notice period or compensation in lieu of notice.

         5.2      Termination by Corporation Without Cause

         The employment of the Executive may be terminated without cause at any time by the Corporation upon twenty-four (24) months written notice or upon payment to the Executive of a lump sum amount equivalent to twenty-four (24) months cash compensation together with all benefits continuation for twenty-four months.

         In the event that the Executives employment with the Corporation is terminated without cause, the Executive will be entitled to receive 200,000 share options of the Corporations stock at fair market value and discounted by 50%.


         5.3      Exception of Benefits Continuance

         Notwithstanding Sections 3.2 and 5.2, to the extent that the Corporation, acting reasonably, is unable to continue a particular Benefit following the Executive's termination (which for instance, it expects to be case with respect to long-term disability insurance and accidental death & dismemberment insurance, if any), the Corporation may, at its option, make one or more cash payments equal to the value of the relevant benefit to the Executive or pay to the Executive the amount that would have been required, as and when the same would have been required, to maintain the relevant benefit in place had the Executive continued to be employed by the Corporation.

         5.4      Fair and Reasonable

         The parties confirm that the provision contained in this Article 5 are fair and reasonable and the parties agree that upon termination of this Agreement pursuant to any of the provisions hereof, the Executive shall have no action, cause of action, claim or demand against the Corporation or any other person as a consequence of such termination, so long as the Corporation fulfills its obligations hereunder. The parties acknowledge that the terms of this Agreement constitute a better benefit on account of termination pay and severance pay that the minimum requirements of the Employment Standards Act.

         5.5      Resignation by Executive

         In the event that the Executive decides on his own accord to resign from IDS, it is agreed that he must give the Corporation 3 month's notice. The Corporation at its discretion may decide to shorten this period to a shorter period.

         6.       RETURN OF PROPERTY

         Upon any termination of this Agreement, the Executive shall at once deliver, or cause to be delivered, to the Corporation all books, documents, effects, money, securities or other property belonging to the Corporation (or any affiliate of the Corporation), or for which the Corporation (or any affiliate of the Corporation), is liable to others, which are in the possession, charge, care, control or custody of the Executive.

         7.       COVENANTS OF EXECUTIVE

         7.1      Non-Disclosure

         The Executive shall not (either during the continuance of this employment hereunder or at any time thereafter) disclose the private affairs of the Corporation or any secrets of the Corporation to any person other than the directors of the Corporation or for the Corporation's purposes and shall not (either during the continuance of this employment hereunder or at any time thereafter) use for his own purpose or for any purposes other that those of the Corporation any information he may acquire relating to the private affairs of the Corporation or its trade information secrets. The Executive shall also execute, in favor of the Corporation, the Corporations standard form of Intellectual Property and Confidential Information Agreement.

         7.2      Non Competition

         The Employee covenants and agrees with the Corporation that he will not (without the prior written consent of the Corporation) at any time during his employment, or for a period of:

a) Twelve (12) months following the date of the termination of his employment by the Corporation without cause; or

                  b) Twenty Four (24) months following the date of: (i) the termination of his employment by the Corporation with cause or
                  (ii) his resignation from employment with the Corporation,

         individually or in partnership or in conjunction with any person or persons, firm, association, syndicate, company or corporation as principal, agent shareholder or in any other manner whatsoever carry on or be engaged in or be concerned with or interested in or advised, lend money to, guarantee to the debts or obligations of or permit his name or any part thereof to be used or employed by any person or persons, firm, association, syndicate, company or corporation engaged in or concerned with or interested in any business directly competitive with the business being carried on by the Corporation presently and/or at the time of such termination of employment, except as an officer, director and/or Employee of the Corporation.

         7.3      Non-Solicitation of Clients.

         The Executive agrees that during the term of this Agreement, and for a period of:

a) Twelve (12) months following the date of the termination of his employment by the Corporation without cause; or



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                  b)  Twenty-four  (24)  months  following  the date of: (i) the termination of his employment by the Corporation with cause or
                  (ii) his resignation from employment with the Corporation,

         he shall not, directly or indirectly, contact or solicit any Clients of the Corporation (as hereinafter defined) for the purpose of selling or supplying to Clients of the Corporation any products or services which are competitive with the products or services sold or supplied by the Corporation at the time of the termination of this Agreement. The term "Client of the Corporation" in this Section 6.3 means any business or organization that:

(i) Was a client or customer of the Corporation at the time of the termination of this Agreement; or

                  (ii) Became a client or a customer of the Corporation within six (6) months after the termination of this Agreement if the Executive was involved with the marketing efforts in respect of such client prior to the termination of this Agreement.

         7.4      Non-Solicitation of Executives

         The Executive covenants and agrees that during the term of this Agreement and for a period of:

(a) twelve (12) months following the date of termination of his employment by the Corporation without cause; or

                  (b) Twenty four (24) months following the date of (i) the termination of his employment by the Corporation with cause or
                  (ii) his resignation from employment with the Corporation,

         he shall not directly or indirectly hire any Executives of or consultants to the Corporation nor shall he solicit or induce or attempt to induce any persons who were Executives of or consultants to the Corporation at the time of such termination or during the ninety
         (90) days immediately preceding such termination, to terminate their employment or consulting agreement with the Corporation.

7.5 Reasonableness of Non-Disclosure, Non-Competition and Non Solicitation Obligations

         The Executive  acknowledges and agrees that the obligations in Sections
          7.1, 7.2, 7.3 and 7.4 are fair and reasonable given that, among other reasons the sustained contact he will have with the clients and customers of the Corporation will expose him to confidential information regarding the particular requirements of these clients and the Corporation's unique methods of satisfying the particular requirements of these clients, all of which the Executive agrees not to act upon to the detriment of the Corporation. The Executive agrees that the obligations in Sections 7.1, 7.2, 7.3 and 7.4, together with his other obligations under this Agreement, are reasonably necessary for the protection of the

         Corporation's proprietary interests. The Executive further confirms that the unlimited geographic scope of the obligation in Section 7.2 is reasonable given the international nature of the market for the products and services of the Corporation. The Executive hereby agrees that all restrictions in Article 7 are reasonable and valid and all defenses to strict enforcement thereof by the Corporation are hereby waived by the Executive.

         7.6      Cumulative Rights

         The various rights and remedies of the Corporation hereunder are cumulative and non-exclusive of one another. The use of or resort to any one such right or remedy shall not preclude or limit the exercise of any other right or remedy by the Corporation. The provisions of the Agreement shall not in any way limit or abridge the rights of the Corporation in the obligations of the Executive at common law or under statue, including but not limited to the laws of unfair competition, copyright, trade secrets, and trade-mark, all of which shall be in addition to the Corporation's rights and the Executive's obligations under this Agreement. The Executive shall be deemed to be a fiduciary of the Corporation.

         8.       GENERAL

         8.1      Sections and Headings

         The division of the Agreement into Articles and Sections and the insertion of heading are for the convenience of reference only and shall not affect the construction or interpretation of this Agreement The terms "this Agreement", "hereof", "hereunder", and similar expressions refer to this Agreement and not to any particular Article, Section, or other portion hereof and include any agreement or instrument supplemental or ancillary hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Agreement.

         8.2      Number and Gender

         In this Agreement words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations and vice versa.

         8.3      Benefit of Agreement

         This agreement shall ensure to the benefit of and be binding upon the heirs, executors, administrators and legal personal representatives of the Executive and the successors and permitted assigns of the Corporation respectively.

         8.4      Governing Law

         This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the Laws of Canada applicable therein.

         8.5      Entire Agreement

         This Agreement, together with the separate Intellectual Property and Confidential Information Agreement executed by the Executive in favor of the Corporation, constitutes the entire agreement between the parties with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto. There are no representations, warranties, forms, conditions, undertakings or collateral agreements, implied or statutory between the parties other than as expressly set forth in this Agreement.

         8.6      Severability.

                     If any provision of this agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part there of and the remaining part of such provisions and all other provisions hereof shall continue in full force and effect.


         8.7      Notice.

                  Any demand, notice or other communication (hereinafter in this Section 8.7 referred to as a "communication") to be given in connection with this Agreement shall be given by personal delivery or transmitted by telecopier or other form of recorded communication, tested prior to transmission to such party, addressed to the recipient as follows:


         Mariusz Rybak
         589 Island Park Crescent
         Ottawa, Ontario
         KIY 3P3

         To the Corporation at:

         1 First Canadian Place
         100 King Street West
         Suite 7070
         Toronto, Ontario
         M5X IBI
         Telecopier
                  Attention:        The Board of Directors
or such other address or individual as may be designated by notice by either party to the other. Any Communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if made or given by or transmitted by telecopier or other form of recorded communication shall be deemed to have been given and received on the date of its transmission provided that if such date is not a business day or if it is received after the end of the normal business hours on the date of its transmission then shall be deemed to have been given and received at the opening of business in the office of the addressee on the first business day next following the transmission hereof. For the purpose of this Agreement, a business day shall mean any day other than Saturday, Sunday or statutory holiday in the Province of Ontario.

Any party may change its address for service  from time to time by giving  seven
(7) days' notice to the other party in accordance with the foregoing.

8.8        Independent Legal Advise

The Executive acknowledges that he has had the opportunity to obtain independent legal advise and: a) that he has been fully informed as to his rights and obligations under the terms of this Agreement; and b) with such knowledge, he has executed this agreement freely and voluntarily and without any duress.


         IN WITNESS WHEREOF the parties have executed this Agreement

SIGNED, SEALED AND DELIVERED)
in the presence of




                                     /s/Mariusz Rybak
Witness                              Dr. Mariusz Rybak

---------------
Board of Directors
IDS Intelligent Detection Systems Inc.


----------------------
Board of Directors
IDS Intelligent Detection Systems Inc.

                                       IDS
                          INTELLIGENT DETECTION SYSTEMS


                                   Appendix A

                        IDS Intelligent Detection Systems

             Intellectual Property and Confidential Information Agreement


This is an Agreement between IDS Intelligent Detection Systems and its subsidiaries and affiliates (hereinafter called "Company") and myself. It supersedes all previous agreements, if any, between the Company and myself with respect to the subject matter of this Agreement.

I recognize that the Company is engaged in a continuous program of research and development and the marketing of products incorporating such research and development, and that the Company also provides technical support, consultation and training services relating to those products. I also recognize the importance of protecting the Company's trade secrets, confidential information and other proprietary information and related rights acquired through the Company's expenditure of time, effort and money.

Therefore, in consideration of the Company retaining me as an employee, independent contractor or otherwise to perform work on its behalf (hereinafter called "Engagement"), I make the following representations and agree to the following terms and conditions of my Engagement:

1.       Definitions

         For purposes of this Agreement:

(a)      "Confidential Information" includes any of the following:

                  i) any and all versions of the software and related documentation owned or marketed by the Company, as well as the software and documentation owned by the Company's suppliers and used internally by the Company, including all related algorithms, concepts, data, designs, flowcharts, ideas, programming techniques, specifications and source code listings;

         2.       Non-Disclosure of Confidential Information

         ii)      all Developments (as defined below);

                  iii) information regarding the Company's business operations, methods and practices, including marketing strategies, product pricing, margins, hourly rates, per diems and

iv) information regarding the financial affairs of the Company;

iv) the names of the Company's clients and the names of the suppliers of computer services and software to the Company, and the nature of the Company's relationships with these clients and suppliers;

v) Company obtained in order for the Company to provide such clients with software products and services, including information regarding the data processing requirements and the business operations, methods and practices and product plans of such clients; and

                  vi) any other trade secret or confidential or proprietary information in the possession or control of the Company, but Confidential Information shall not include information which:

1) is or  becomes  generally  available  to the public  without my fault;

2) is lawfully obtained by me from a third party or parties unconnected with the Company, without breach of any confidentiality obligations; or

                           3)       is disclosed under operation of the law.

b)       "Developments" include, without limitation:

         i) all software, documentation, source code listings, flowcharts, drawings, specifications, user manuals, procedures, databases, compilations, designs, reports, trademarks and any related works, including any enhancements, modifications, or additions to the foregoing or to any products owned, marketed or used by the Company, and

         ii) all inventions, devices, discoveries, concepts, ideas, algorithms, formulae, know-how, processes, techniques, systems and improvements, whether patentable or not, which relate, directly or indirectly, to the business of the Company or any of my Engagement activities and which are developed, created, generated or reduced to practice by me, alone or jointly with others, during my Engagement with the Company, whether during or after working hours and whether or not resulting from the use of the premises or property of the Company.

2.       Non-Disclosure of Confidential Information

At all times during and subsequent to the termination of my Engagement with the Company, I shall keep in strictest confidence and trust the Confidential Information, I shall take all necessary precautions against unauthorized disclosure of the Confidential Information, and I shall not directly or indirectly disclose, allow access to, transmit or transfer the Confidential Information to a third party, nor shall I copy or reproduce the Confidential Information except as may be reasonably required for me to perform my duties for the Company.


         Restricted Use of Confidential Information

         a) At  all  times  during  and  subsequent  to  the  termination  of my
         Engagement with the Company, I shall not use the Confidential Information in any manner except as reasonably required for me to perform my duties for the Company.

         b) Without limiting my obligations under subsection 3 (a), I agree that at all times during and subsequent to the termination of my Engagement with the Company I shall not use or take advantage of the Confidential Information for creating, maintaining or marketing, or aiding in the creation, maintenance or marketing, of any software which is competitive with any software owned or marketed by the Company.

         c) Upon the request of the Company, and in any event upon the termination of my Engagement with the Company, I shall immediately return to the Company all materials, including all copies in whatever form, containing the Confidential Information which are in my possession or under my control.

         4.       Ownership of Confidential Information

         a) I acknowledge and agree that I shall not acquire any right, title or interest in or to the Confidential Information.

         b) I agree to make full disclosure to the Company of each Development promptly after its creation. I hereby assign and transfer to the Company, and agree that the Company shall be the exclusive owner of, all of my rights, title and interest, to each Development throughout the world, including all trade secrets, patent rights, copyrights and all other intellectual property rights therein. I further agree to cooperate fully at all times during and subsequent to my Engagement with respect to signing further documents and doing such acts and other things reasonably requested by the Company to confirm such transfer of ownership of rights, including intellectual property rights, effective at or after the time the Development is created and to obtain patents or copyrights or the like covering the Developments. I agree that the obligations in this clause b) shall continue beyond the termination of my Engagement with the Company with respect to Developments created during my Engagement with the Company.

         c) I agree that the Company, its assignees and their licensees are not required to designate me as the author of any Developments. I hereby waive in whole all moral rights which I may have in the Developments, including the right to the integrity of the Developments, the right to be associated with the Developments, the right to restrain or claim damages for any distortion, mutilation or other modification of the Developments, and the right to restrain use or reproduction of the Developments in any context and in connection with any product, service, cause or institution.

         5.       No Conflicting Obligations

         a) I acknowledge and represent to the Company that my performance during the period of my Engagement with the Company shall not breach any agreement or other obligation to keep confidential the proprietary information of any prior employer of mine or any other third party. I further acknowledge and represent that I am not bound by any agreement or obligation with any third party which conflicts with any of my obligations under this Agreement.

         b) I represent and agree that I will not bring to the Company, and shall not use in the performance of my work with the Company, any trade secrets, confidential information and other information of any prior employee of mine or any other third party. I represent and agree that in my work creating Developments I will not knowingly infringe the intellectual property rights, including copyright, of any third party.

         6.       Enforcement

I acknowledge and agree that damages may not be an adequate remedy to compensate the Company for any breach of my obligations contained in this Agreement, and accordingly, I agree that in addition to any and all other remedies available, the Company shall be entitled to obtain relief by way of a temporary or permanent injunction to enforce the obligations contained in this Agreement.

         7.       General

         a) This Agreement shall be governed by and construed in accordance with the laws in force in the Province of Ontario and any laws of Canada applicable thereto. If any provision of this Agreement is wholly or partially unenforceable for any reason, such unenforceable provision or part thereof shall be deemed to be omitted from this Agreement without in any way invalidating or impairing the other provisions of this Agreement. In this Agreement any reference to a termination of Engagement shall include termination for any reason whatsoever and with or without cause.

         b) The obligations herein may not be changed or modified, released or terminated, in whole or in part, except in writing signed by an officer of the Company and me.

         c) The rights and obligations under this Agreement shall survive the termination of my Engagement and shall endure to the benefit of and shall be binding upon i) my heirs and personal representative and ii) the successors and assigns of the Company.

         d) I HAVE READ THIS AGREEMENT, UNDERSTAND IT, RAVE HAD THE OPPORTUNITY TO OBTAIN INDEPENDENT LEGAL ADVICE IN

         RESPECT OF IT, AND I AGREE TO ITS TERMS. I acknowledge having received a fully executed copy of this Agreement.


   IN WITNESS WHEREOF, this Agreement has been executed by me and the Company as of the 15th day of December, 1998.


SIGNED, SEALED AND DELIVERED in the presence of:

         Employee                       IDS Intelligent Detection Systems


           /s/Mariusz Rybak               /s/Ed Quinton
           Dr. Mariusz Rybak              Ed Quinton, Human Resources Manager